Exhibit 10.7
UPSTART HOLDINGS, INC.
OUTSIDE DIRECTOR COMPENSATION POLICY
As of January 1, 2022
Upstart Holdings, Inc. (the “Company”) believes that providing cash and equity compensation to members of its Board of Directors (the “Board,” and members of the Board, the “Directors”) represents an effective tool to attract, retain and reward Directors who are not employees of the Company (the “Outside Directors”). This Outside Director Compensation Policy (the “Policy”) is intended to formalize the Company’s policy regarding cash compensation and grants of equity awards to its Outside Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given such term in the Company’s 2020 Equity Incentive Plan, as amended from time to time (or if such plan no longer is in use at the time of the grant of an equity award, the meaning given such term or any similar term in the equity plan then in place under which such equity award is granted) (such applicable plan, the “Plan”). Each Outside Director will be solely responsible for any tax obligations incurred by such Outside Director as a result of the equity awards and cash and other compensation such Outside Director receives under this Policy.

Subject to Section 9 of this Policy, this Policy will be effective as of the date of the first sale of Shares (or other common equity securities of the Company) to the general public upon the closing of an underwritten public offering (1) pursuant to an effective registration statement filed pursuant to Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended, and (2) immediately after which such securities (i.e., the Shares or other common equity securities of the Company) are registered on a national securities exchange (as defined under then-applicable United States federal securities laws and regulations) (such date, the “Effective Date”).

1.Cash Compensation

a.Annual Cash Retainers for Service as Outside Director. Each Outside Director will be paid a cash retainer of $35,000 per year. There are no per meeting attendance fees for attending Board meetings or meetings of any committee of the Board.

b.Additional Annual Cash Retainers for Service as Non-Employee Chair, Lead Independent Director, Committee Chair and Committee Member. As of the Effective Date, each Outside Director who serves as the Non-Employee Chair, Lead Independent Director, or chair or a member of a committee of the Board will be eligible to earn additional annual fees as follows:

Non-Employee Chair:	$40,000
Lead Independent Director:	$25,000
Audit Committee Chair:	$20,000
Member of Audit Committee:	$10,000
Compensation Committee Chair:	$15,000
Member of Compensation Committee:	$7,500

Nominating and Governance Committee Chair:	$8,000
Member of Nominating and Governance Committee:	$4,000

For clarity, each Outside Director who serves as the chair of a committee will receive only the additional annual fee as the chair of the committee and not the additional annual fee as a member of such committee while serving as such chair, provided that the Outside Director who serves as the Non-Employee Chair or the Lead Independent Director will receive the annual fee as an Outside Director and the additional annual fee as the Non-Employee Chair or the Lead Independent Director.

c.Payments. Each annual cash retainer under this Policy will be paid annually in arrears on a prorated basis to each Outside Director who has served in the relevant capacity at any point during the immediately preceding calendar year, and such payment will be made no later than 30 days following the end of such immediately preceding calendar year. For purposes of clarity, an Outside Director who has served as an Outside Director, as a member of an applicable committee (or chair thereof) during only a portion of the relevant calendar year will receive a prorated payment of the annual payment of the applicable annual cash retainer(s), calculated based on the number of days during such calendar year such Outside Director has served in the relevant capacities. For purposes of clarity, an Outside Director who has served as an Outside Director, as a member of an applicable committee (or chair thereof), as applicable, from the Effective Date through the end of the calendar year containing the Effective Date (the “Initial Period”) will receive a prorated payment of the annual payment of the applicable annual cash retainer(s), calculated based on the number of days during the Initial Period that such Outside Director has served in the relevant capacities.

2.Elections To Receive Restricted Stock Units in Lieu of Annual Cash Retainer Payments

a.Retainer Awards. Each Outside Director may elect to convert all or a portion of his or her annual cash retainer payments into a number of Restricted Stock Units (“Retainer RSUs”, and an Award of such Retainer RSUs, a “Retainer Award”) with a Value on the date of grant equal to the amount of the applicable annual cash retainer payment to which the Retainer Award relates, provided that any resulting fraction shall be rounded down to the nearest whole Share (such election, a “Retainer RSU Election”). Retainer Awards shall be subject to certain terms and conditions as provided for in Section 3, below.

b.Retainer RSU Election Mechanics. Each Retainer RSU Election must be submitted to Stock Administration in the form and manner specified by the Board or Compensation Committee. An individual who fails to make a timely Retainer RSU Election shall not receive a Retainer Award and instead shall receive the applicable annual cash retainer payments. Retainer RSU Elections must comply with the following timing requirements:

i.Initial Election. Each individual who first becomes an Outside Director may make a Retainer RSU Election with respect to annual cash retainer payments scheduled to be paid in the same calendar year as such individual first becomes an Outside Director (the “Initial Election”). The Initial Election must be submitted to Stock Administration on or prior to the date that the individual first becomes an Outside Director (the “Initial Election Deadline”), and the Initial Election shall become irrevocable effective as of the Initial Election Deadline.

ii.Annual Election. Subject to the last sentence of this paragraph, by no later than December 31 of each calendar year, or such earlier deadline as may be established by the Board or the Compensation Committee, in its discretion (the “Annual Election Deadline”), each individual who is an Outside Director as of immediately prior to the Annual Election Deadline may make a Retainer RSU Election with respect to annual cash retainer payments relating to services to be performed in the following calendar year and otherwise scheduled to be paid following the completion of those services (the “Annual Election”). The Annual Election must be submitted to Stock Administration on or prior to the applicable Annual Election Deadline and shall become irrevocable effective as of the Annual Election Deadline. For avoidance of doubt, the Annual Election Deadline hereunder for annual cash retainer payments earned for service in 2021 shall be December 31, 2020.

c.Termination Prior to Date of Grant of Retainer Award. If an Outside Director who has made a valid Retainer RSU Election ceases to be an Outside Director prior to the applicable grant date of the Retainer Award to which the Retainer RSU Election relates, as specified in Section 3 of this Policy, the Retainer RSU Election will be treated as cancelled, and the Outside Director will be eligible to receive a prorated payment of the annual payment of the Outside Director’s applicable annual cash retainer(s), calculated based on the number of days during the applicable calendar year the Outside Director served in the relevant capacities, in accordance with Section 1(c) of this Policy.

3.Equity Compensation

Outside Directors will be eligible to receive all types of Awards (except Incentive Stock Options) under the Plan, including discretionary Awards not covered under this Policy. All grants of Awards to Outside Directors pursuant to Section 3 of this Policy will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

a.No Discretion. No person will have any discretion to select which Outside Directors will be granted any Awards under this Policy or to determine the number of Shares to be covered by such Awards, except as provided in Sections 3(e)(iii) and 10 below.

b.Initial Awards. Each individual who first becomes an Outside Director following the Effective Date will be granted an award of Restricted Stock Units (an “Initial Award”) covering a number of Shares having a Value (as defined below) of $165,000, with any resulting fraction rounded down to the nearest whole Share. The Initial Award will be granted automatically on the first Trading Day on or after the date on which such individual first becomes an Outside Director (the first date as an Outside Director, the “Initial Start Date”), whether through election by the Company’s stockholders or appointment by the Board to fill a vacancy. If an individual was a member of the Board and also an employee, becoming an Outside Director due to termination of employment will not entitle the Outside Director to an Initial Award. Each Initial Award will be scheduled to vest as follows: 100% of the Shares subject to the Initial Award will be scheduled to vest on the 1-year anniversary of the Outside Director’s Initial Start

Date, subject to the Outside Director continuing to be an Outside Director through the applicable vesting date.

c.Annual Award. On the first Trading Day immediately following each Annual Meeting of the Company’s stockholders (an “Annual Meeting”) that occurs after the Effective Date, each Outside Director automatically will be granted an award of Restricted Stock Units (an “Annual Award”) covering a number of Shares having a Value of $165,000; provided that the first Annual Award granted to an individual who first becomes an Outside Director following the Effective Date will have a Value equal to the product of (A) $165,000 multiplied by (B) a fraction, (i) the numerator of which is the number of fully completed days between the applicable Initial Start Date and the date of the first Annual Meeting to occur after such individual first becomes an Outside Director, and (ii) the denominator of which is 365; and provided further that any resulting fraction shall be rounded down to the nearest whole Share. Each Annual Award will be scheduled to vest on the earlier of (x) the 1-year anniversary of the Annual Award’s grant date, or (y) the day immediately before the date of the next Annual Meeting following the Annual Award’s grant date, in each case, subject to the Outside Director continuing to be an Outside Director through the applicable vesting date.

d.Retainer Awards. Subject to Section 2(c) of this Policy, Retainer Awards will be granted on January 10 immediately following the end of the calendar year for which the corresponding annual cash retainer payment was earned, except that if such date is not a trading day, the associated grant of the applicable Retainer Award shall occur on the next trading day following such date. Each Retainer Award will be fully vested on the date of grant.

e.Additional Terms of Initial Awards, Annual Awards and Retainer Awards. The terms and conditions of each Initial Award, Annual Award and Retainer Award will be as follows:

i.Each Initial Award, Annual Award and Retainer Award will be granted under and subject to the terms and conditions of the Plan and the applicable form of Award Agreement previously approved by the Board or its Compensation Committee, as applicable, for use thereunder.

ii.For purposes of this Policy, “Value” means the grant date fair value as determined in accordance with U.S. generally accepted accounting principles, or such other methodology the Board or any committee of the Board designed by the Board with appropriate authority (the “Designated Committee”), as applicable, may determine prior to the grant of the applicable Award becoming effective; provided that, with respect to Initial Awards, Annual Awards and Retainer Awards, the grant date fair value per Share will equal the average closing price of a Share for the 30 trading days immediately prior to the applicable date of grant.

iii.Revisions. The Board or the Designated Committee, as applicable and in its discretion, may change and otherwise revise the terms of Initial Awards, Annual Awards and Retainer Awards granted under this Policy, including, without limitation, the number of Shares subject thereto and type of Award.

4.Other Compensation and Benefits

Outside Directors also may be eligible to receive other compensation and benefits, as may be determined by the Board or its Designated Committee, as applicable, from time to time.

5.Change in Control

In the event of a Change in Control, each Outside Director will fully vest in his or her outstanding Company equity awards as of immediately prior to a Change in Control, including any Initial Awards and Annual Awards, provided that the Outside Director continues to be an Outside Director through the date of the Change in Control.

6.Annual Compensation Limit

No Outside Director may be granted Awards with Values, and be provided any other compensation (including without limitation any cash retainers or fees) with amounts that, in any Company fiscal year (“Fiscal Year”), in the aggregate, exceed $1,000,000, provided that, in the Fiscal Year containing an Outside Director’s Initial Start Date, such limit will be increased to $2,000,000. Any Awards or other compensation provided to an individual (a) for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, or (b) prior to the Effective Date, will be excluded for purposes of the foregoing limit.

7.Travel Expenses

Each Outside Director’s reasonable, customary, and properly documented, out-of-pocket travel expenses to meetings of the Board and any of its committees, as applicable, will be reimbursed by the Company.

8.Code Section 409A

In no event will cash compensation or expense reimbursement payments under this Policy be paid after the later of (a) the fifteenth (15th) day of the third (3rd) month following the end of the Company’s taxable year in which the compensation is earned or expenses are incurred, as applicable, or (b) the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which the compensation is earned or expenses are incurred, as applicable, in compliance with the “short-term deferral” exception under Code Section 409A. It is the intent of this Policy that this Policy and all payments hereunder be exempt or excepted from or otherwise comply with the requirements of Code Section 409A so that none of the compensation to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or comply. In no event will the Company Group have any responsibility, liability or obligation to reimburse, indemnify, or hold harmless an Outside Director or any other person for any taxes imposed, or other costs incurred, as a result of Code Section 409A.

9.Stockholder Approval

The initial adoption of this Policy will be subject to approval by the Company’s stockholders prior to the Effective Date. Unless otherwise required by applicable law, following such approval, the Policy will not be subject to approval by the Company’s stockholders, including, for the avoidance of doubt, as a result of or in connection with an action taken with respect to this Policy as contemplated in Section10.

10.Revisions

The Board may amend, alter, suspend or terminate this Policy at any time and for any reason. No amendment, alteration, suspension or termination of this Policy will materially impair the rights of an Outside Director with respect to compensation that already has been paid or awarded, unless otherwise mutually agreed in writing between the Outside Director and the Company. Termination of this Policy will not affect the Board’s or the Designated Committee’s ability to exercise the powers granted to it with respect to Awards granted pursuant to this Policy prior to the date of such termination, including without limitation such applicable powers set forth in the Plan.

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